EXHIBIT 99.a

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, $.01 par value, of Tegal Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 13, 2004.

/s/	PAUL PACKER
Paul Packer

GLOBIS CAPITAL ADVISORS, L.L.C.

By:	/s/ PAUL PACKER
Name: Paul Packer
Title: Managing Member

GLOBIS CAPITAL PARTNERS, L.P.

By: Globis Capital Advisors, L.L.C., its general partner

By:	/s/ PAUL PACKER
Name: Paul Packer
Title: Managing Member